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                                                                   Exhibit 4 (c)

                        INTERNATIONAL GROWTH PORTFOLIO
                          PORTFOLIO MANAGER AGREEMENT

Agreement, made this 23rd day of November, 1999, among The Fulcrum Trust (the "Trust"), a Massachusetts business trust; Allmerica Financial Investment Management Services, Inc. (the "Manager"), a Massachusetts corporation; and Bee & Associates Incorporated (the "Portfolio Manager"), a Colorado corporation.

WHEREAS, the Trust is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Manager and the Portfolio Manager are both registered as investment advisers under the Investment Advisers Act of 1940; and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate portfolios with each such portfolio representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Manager has entered into a management agreement with the Trust, pursuant to which the Manager will provide, among other services, advice with respect to the selection and monitoring of portfolio managers to handle the day-to-day investment management of certain portfolios; and

WHEREAS, the Portfolio Manager currently handles the day-to-day investment management of the International Growth Portfolio of the Trust (the "Portfolio") under a Portfolio Manager Agreement dated October 12, 1995 as modified by a Substitution Agreement dated February 11, 1998 (collectively, the "Old Bee Agreement"); and

WHEREAS, the Trust Board voted to continue the Old Bee Agreement through November 23, 1999 under Rule 15a-4 under the 1940 Act; and

WHEREAS the Trust, the Manager and the Portfolio Manager desire that the Portfolio Manager continue to handle the day-to-day investment management of the Portfolio with a change in the benchmark used for calculating the advisory fee.


Therefore, the parties agree as follows:

1.   Appointment.  The Trust hereby appoints the Portfolio Manager to provide
     -----------
investment advisory services with respect to the Portfolio for the period and on the terms set forth in this Agreement, subject to the direction of the Board of Trustees of the Trust (the "Board of Trustees"). The Portfolio Manager accepts such appointment and agrees to render the services described herein for the compensation provided in paragraph 13.

2.   Services of the Portfolio Manager.
     ---------------------------------

(a) Subject to the supervision of the Board of Trustees, the Portfolio Manager will provide day-to-day investment management of the Portfolio. The Portfolio Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Portfolio's assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Portfolio, when these transactions should be executed, and what portion of the assets of the Portfolio should be held in the various securities and other investments in which it may invest. The Portfolio Manager is hereby authorized to execute and perform such services on behalf of the Portfolio. To the extent permitted by the investment policies of the Portfolio, the Portfolio Manager shall make decisions for the Portfolio as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of the Portfolio. The Portfolio Manager will provide the services under this Agreement in accordance with the Portfolio's investment objective or objectives, policies, and restrictions as stated in the Trust's registration statement under the Securities Act of 1933 and the 1940 Act as filed with the Securities and Exchange Commission ("SEC") and amended from time to time (the "Registration Statement").

(b) The Portfolio Manager will use reasonable efforts to manage the Portfolio so that it will (1) qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, (2) comply with the diversification requirements of Section 817(h) of the Internal Revenue Code and regulations issued thereunder, and (3) comply with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies. In managing the Portfolio in accordance with these requirements, the Portfolio Manager shall be entitled to receive and act upon advice of counsel to the Trust or counsel to the Manager.

(c) On occasions when the Portfolio Manager deems the purchase or sale of a security to be in the best interest of the Portfolio as well as any other investment advisory clients, the Portfolio Manager may, to the extent permitted by applicable laws and regulations, including, but not limited to Section 17(d) of the 1940 Act, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Trust and to such other clients.

(d) In connection with the purchase and sale of securities for the Portfolio, the Portfolio Manager will arrange for the transmission to the custodian for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Portfolio. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Portfolio Manager will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian. The Portfolio Manager will provide to the Manager copies of the documents and information sent to the custodian and the Depository Trust Company as requested by the Manager.

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

(e) The Portfolio Manager will assist the custodian or recordkeeping agent for the Trust in determining, consistent with the procedures and policies stated in the Registration Statement, the value of any portfolio securities or other assets of the Portfolio for which the custodian or recordkeeping agent seeks assistance or review from the Portfolio Manager. The Portfolio Manager will monitor on a daily basis the determination by the custodian or recordkeeping agent for the Trust the value of portfolio securities and other assets of the Portfolio and the determination of net asset value of the Portfolio.

(f) The Portfolio Manager shall regularly report to the Board of Trustees on the investment program for the Portfolio, and will furnish the Board of Trustees such periodic and special reports as the Board may reasonably request.

(g) The Portfolio Manager shall make its officers and employees available to the Board of Trustees, officers of the Trust, and officers of the Manager for consultation and discussions regarding the investment program for the Portfolio.


3.   Broker-Dealer Selection.  The Portfolio Manager is responsible for
     -----------------------
decisions to buy and sell securities and other investments for the Portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Portfolio Manager's primary consideration in effecting a security transaction will be to obtain the best execution for the Portfolio, taking into account the factors specified in the Registration Statement. Subject to the Registration Statement and such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolio to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Portfolio Manager's overall responsibilities with respect to the Portfolio and to its other clients as to which it exercises investment discretion.

4.   Employees.  In rendering the services required under this Agreement, the
     ---------
Portfolio Manager may, from time to time, employ such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. The Portfolio Manager shall be responsible for making reasonable inquiries and for reasonably ensuring that no employee of the Portfolio Manager:

(a) has been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code; or

(b) has been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

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

(c) has been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provisions of federal or state securities laws involving fraud, deceit, or knowing misrepresentation; or

(d) is ineligible by reason of Section 9 of the 1940 Act to serve as an employee of an investment adviser to an investment company.


5.   Conformity with Applicable Law.  The Portfolio Manager, in the performance
     ------------------------------
of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement and with the instructions and directions of the Board of Trustees and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.


6.   Exclusivity.  The services of the Portfolio Manager under this Agreement
     -----------
are deemed exclusive with respect to managing a registered investment company (or portfolio thereof) (1) which serves as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts and (2) which pays its adviser(s) fees based on investment performance ("performance-based fees"). As long as this Agreement is in effect, neither the Portfolio Manager nor its affiliates may serve as an investment adviser to or investment manager of a registered investment company (or portfolio thereof) (1) which serves as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts and (2) which pays performance-based fees to some or all of its advisers. The services of the Portfolio Manager under this Agreement are also deemed exclusive with respect to managing a registered investment company (or portfolio thereof) (1) which serves as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts and (2) shares of which are purchased by one or more of its advisers. As long as this Agreement is in effect, neither the Portfolio Manager nor its affiliates may serve as an investment adviser to or investment manager of a registered investment company (or portfolio thereof) (1) which serves as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts and (2) shares of which are purchased by one or more of its advisers. Notwithstanding the foregoing exclusivity, nothing in this Agreement shall prevent the Portfolio Manager (or its affiliates) from engaging in the following activities, provided that the Portfolio Manager's services to the Portfolio are not impaired thereby: (1) serving as investment adviser to or investment manager of a registered investment company (or portfolio thereof) which does not serve as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts; or (2) serving as investment adviser to or investment manager of a registered investment company (or portfolio thereof) which does not pay any of its advisers a performance-based fee and shares of which are not purchased by one or more of its advisers, whether or not it serves as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts.

7.   Documents.  The Trust has delivered copies of each of the following
     ---------
documents to the Portfolio Manager and will deliver to it all future amendments and supplements thereto, if any:

(a)  the Trust's Declaration of Trust and its by-laws;

(b)  the Registration Statement; and

(c) the prospectus and statement of additional information of the Trust as currently in effect and as amended and supplemented from time to time.


8.   Records.  The Portfolio Manager agrees to maintain and to preserve records
     -------
relating to the Trust as required by the 1940 Act. The Portfolio Manager further agrees that all records which it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records upon request.


9.   Disclosure by Portfolio Manager.  The Portfolio Manager will not disclose
     -------------------------------
or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as required to carry out its duties as investment adviser or in the ordinary course of business in connection with placing orders for the purchase and sale of securities, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only if the Board of Trustees has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.


10.  Disclosure about Portfolio Manager.  The Portfolio Manager has reviewed the
     ----------------------------------
current version of the Trust's prospectus and statement of additional information and represents and warrants that, with respect to the disclosure relating to the Portfolio Manager, such documents contain, as of the date hereof, no untrue statement of any material fact and do not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Portfolio Manager further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940 and a duly registered investment adviser in all states in which the Portfolio Manager is required to be registered.

11.  Compliance.  The Portfolio Manager agrees that it shall immediately notify
     ----------
the Manager and the Trust in the event that:

(a) the SEC has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or commenced proceedings or an investigation that may result in any of these actions; or

(b) the Portfolio Manager has a reasonable basis for believing that the Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code; or

(c) the Portfolio Manager has a reasonable basis for believing that the Portfolio has ceased to comply or might not comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the regulations thereunder; or

(d) the Portfolio Manager has become aware of a material fact that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or that any statement contained therein that has become untrue or misleading in any material respect.


12.  Expenses.  During the term of this Agreement, the Portfolio Manager will
     --------
pay all expenses incurred by it in connection with its activities under this Agreement, including all rent and other expenses involved in providing office space and equipment required by the Portfolio Manager and the salaries and expenses of all personnel of the Portfolio Manager. The Portfolio Manager further agrees to pay all salaries, fees and expenses of any officer or trustee of the Trust who is an officer, director or employee of the Portfolio Manager or any of its affiliates. Nothing in this Agreement shall require the Portfolio Manager to bear the following expenses:

(a)  Fees of the Manager;

(b)  Charges for audits by the Trust's independent public accountants;

(c) Charges of the Trust's transfer agent, registrar, and/or dividend disbursing agent;

(d)  Charges of the Trust's custodian and/or accountant;

(e) Costs of obtaining quotations for calculating the value of each Portfolio's net assets;

(f)  Costs of maintaining the Trust's tax records;

(g) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, or employees of the Portfolio Manager or any of its affiliates;

(h)  Taxes levied against the Trust;

(i) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Trust;

(j)  Costs, including the interest expense, of borrowing by the Trust;

(k) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses, reports, proxy statements and other communications by the

Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence, and the registration of shares with federal and state securities or insurance authorities;

(l) The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;

(m)  Costs of printing stock certificates representing shares of the Trust;

(n) Trustees' fees and expenses of Trustees who are not officers, directors, or employees of the Portfolio Manager or any affiliates;

(o) Trust's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

(p)  Membership dues for any association of which the Trust is a member;

(q) Extraordinary expenses of the Trust as may arise, including expenses incurred in connection with litigation, proceedings, other claims against the Trust (unless the Portfolio Manager is responsible for such expenses under paragraph 14 of this Agreement), and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect to such claims; and

(r) Organizational and offering expenses of the Trust and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.


13.  Compensation.
     ------------

(a) For the services provided and the expenses borne by the Portfolio Manager pursuant to this Agreement, the Trust will pay the Portfolio Manager 80% of the advisory fee as determined by this Agreement. The Trust will pay the other 20% to the Manager.

(b) For the period beginning with November 23, 1999 and ending with November 30, 1999, the Portfolio will pay at the end of November 1999, an advisory fee calculated in accordance with the Old Bee Agreement.

(c) For the period beginning with December 1, 1999 and continuing through the remainder of the term of this Agreement, the Portfolio will pay at the end of each month, an advisory fee (the "Monthly Advisory Fee"). The Monthly Advisory Fee equals the Basic Fee (as defined in paragraph 13(d) below) plus the Incentive Fee (as defined in paragraph 13(e) below) and adjusted, if so required, by paragraph 13(h) or paragraph 13(i) below.

(d) The Basic Fee equals one-twelfth of 2% multiplied by the Portfolio's average daily net assets for the previous 12 months (including the month for which the fee is being calculated).

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

(e) The Incentive Fee equals: (i) one-twelfth of the Annual Incentive Fee set forth in the chart below based on the difference between the Performance of the Portfolio and the Performance of the Benchmark, as those terms are defined in paragraphs 13(f) and 13(g) below; (ii) multiplied by the Portfolio's average daily net assets for the previous 12 months (including the month for which the fee is being calculated).

          ========================================================================================
                                                                                        Annual
          Percentage Point Difference Between Performance of the Portfolio and      Incentive Fee
          Performance of the Benchmark                                                   (%)
          ----------------------------------------------------------------------------------------
          +7.5 or greater                                                                2.0%

          ----------------------------------------------------------------------------------------
          +6.0 or greater, but less than +7.5                                            1.5

          ----------------------------------------------------------------------------------------
          +4.5 or greater, but less than +6.0                                            1.0

          ----------------------------------------------------------------------------------------
          +3.0 or greater, but less than +4.5                                            0.5

          ----------------------------------------------------------------------------------------
          +1.5 or greater, but less than +3.0                                            0.0

          ----------------------------------------------------------------------------------------
          0.0 or greater, but less than +1.5                                            -0.5

          ----------------------------------------------------------------------------------------
          -1.5 or greater, but less than 0.0                                            -1.0

          ----------------------------------------------------------------------------------------
          -3.0 or greater, but less than -1.5                                           -1.5

          ----------------------------------------------------------------------------------------
          Less than -3.0                                                                -2.0

          ========================================================================================

(f) The Performance of the Portfolio will be calculated by first determining the change in the Portfolio's net asset value per share during the previous twelve months (including the month for which the fee is being computed) assuming the reinvestment of distributions during that period, and then expressing this amount as a percentage of the net asset value per share at the beginning of the period. Net asset value per share is calculated by dividing the value of the securities held by the Portfolio plus any cash or other assets minus all liabilities including accrued advisory fees and the other expenses, by the total number of shares outstanding at the time. The Performance of the Portfolios shall be calculated in accordance with SEC rules.

(g) The Performance of the Benchmark will be calculated by first determining the change in the level of the Benchmark during the previous twelve months (including the month for which the fee is being computed) plus the value of any cash dividends or distributions made by the companies whose securities comprise the Benchmark accumulated to the end of the period, and then expressing this amount as a percentage of the Benchmark at the beginning of the period. The Performance of the Benchmark shall be calculated in accordance with SEC rules. The Benchmark is the Morgan Stanley EAFE Small Cap Index. If the Benchmark ceases to be published, changes in any material respect or otherwise becomes impracticable to use for purposes of the Incentive Fee, the Monthly Advisory Fee will equal the Basic Fee (with no incentive adjustment) until such time as the Board of Trustees approves a substitute Benchmark.

(h) Notwithstanding paragraphs 13(a)-13(g) above, if the Performance of a Portfolio (minus payment of all expenses, including the Basic Fee and any Incentive Fee) is negative and does not exceed the Performance of the Benchmark by six percentage points, then the Monthly Advisory Fee will equal zero. Notwithstanding paragraphs 13(a)-13(g) above, if the Performance of a Portfolio (minus payment of all expenses, including the Basic Fee and any Incentive Fee) is negative, exceeds the Performance of the Benchmark by six percentage points, but does not exceed the Performance of the Benchmark by twelve percentage points, then the Monthly Advisory Fee will not be greater than one-twelfth of 1% of the Portfolio's average daily net assets for the previous 12 months (including the month for which the fee is being calculated). Notwithstanding paragraphs 13(a)-13(g) above, if the Performance of a Portfolio (minus payment of all expenses, including the Basic Fee and any Incentive Fee) is negative and exceeds the Performance of the Benchmark by twelve percentage points, then the Monthly Advisory Fee will not be greater than one-twelfth of 2% of the Portfolio's average daily net assets for the previous 12 months (including the month for which the fee is being calculated).

(i) Notwithstanding paragraphs 13(a) - 13(h) above, for the period beginning with December 1, 1999 and ending with November 30, 2000, the Monthly Advisory Fee will equal the lesser of the Monthly Advisory Fee calculated pursuant to paragraphs 13(a) - 13(h) above or the Old Bee Agreement.


14.  Liability and Indemnification.  The Portfolio Manager, the Manager and the
     -----------------------------
Trust each may rely on information reasonably believed by it to be accurate and reliable. The Portfolio Manager shall not be liable to the Trust or its shareholders for any loss suffered by the Trust as the result of any negligent act or error of judgment of the Portfolio Manager in connection with the matters to which this Agreement relates, except a loss resulting from a breach by the Portfolio Manager of its fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Trust shall indemnify the Portfolio Manager and hold it harmless from all cost, damage and expense, including reasonable expenses for legal counsel, incurred by the Portfolio Manager resulting from actions for which it is relieved of responsibility by this paragraph. The Portfolio Manager shall indemnify the Trust and hold it harmless from all cost, damage and expense, including reasonable expenses for legal counsel, incurred by the Trust resulting from (i) a breach by the Portfolio Manager of its fiduciary duty with respect to compensation for services paid by the Trust (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act);
(ii) willful misfeasance, bad faith or gross negligence by the Portfolio Manager in the performance of its duties under this Agreement; or (iii) reckless disregard by the Portfolio Manager of its obligations and duties under this Agreement.


15.  Continuation and Termination.  This Agreement shall take effect on the date
     ----------------------------
first written above, and shall continue in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Board of Trustees; or (ii) by vote of a majority of the outstanding voting shares of the Portfolio; provided, further, in either event that continuance is also approved by the vote of a majority of the Board of Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, the Manager or the Portfolio Manager cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated (i) by the Trust at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees or by a vote of a majority of the outstanding voting shares of the Portfolio, on sixty (60) days' written notice to the Manager and the Portfolio Manager, (ii) by the Manager at any time, without the payment of any penalty, on ninety (90) days' written notice to the Trust and the Portfolio Manager, or (iii) by the Portfolio Manager at any time, without the payment of any penalty, on ninety (90) days' written notice to the Trust and the Manager. This Agreement will automatically and immediately terminate in the event of its "assignment" (as defined in the 1940 Act).


16.  Independent Contractor.  The Portfolio Manager shall for all purposes
     ----------------------
herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.


17.  Use of Name.  It is understood that the words"Fulcrum Fund," "Fulcrum
     -----------
Trust," any derivative thereof and any design associated with those words (collectively, the "Words and Designs") are the valuable property of the Manager, and that the Portfolio Manager shall have the right to use the Words and Designs only with the approval of the Manager. Upon termination of this Agreement, the Portfolio Manager shall promptly discontinue all use of the Words and Designs.


18.  Sales Literature.  The Manager agrees to furnish to the Portfolio Manager
     ----------------
all sales literature which refers to the Portfolio Manager prior to use thereof and not to use such sales literature if the Portfolio Manager reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Portfolio Manager by first class mail, overnight delivery service, facsimile transmission equipment, or hand delivery.

19.  Notice.  Notices of any kind to be given to the Trust shall be in writing
     ------
and shall be duly given if sent by first class mail or delivered to the Trust at 440 Lincoln Street, Worcester, Massachusetts, 01653, or at such other address or to such individual as shall be specified by the Trust (with proper notice to the Manager and the Portfolio Manager). Notices of any kind to be given to the Manager shall be in writing and shall be duly given if sent by first class mail or delivered to the Manager at 440 Lincoln Street, Worcester, Massachusetts, 01653, or at such other address or to such individual as shall be specified by the Manager (with proper notice to the Trust and the Portfolio Manager). Notices of any kind to be given to the Portfolio Manager shall be in writing and shall be duly given if sent by first class mail or delivered to Bee & Associates Incorporated, 370 17th Street, Suite 5150, Denver, Colorado 80202, or at such other address or to such individual as shall be specified by the Portfolio Manager (with proper notice to the Trust and the Manager).


20.  Obligation.  A copy of the Trust's Agreement and Declaration of Trust is on
     ----------
file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given that this Agreement has been executed on behalf of the Trust by a trustee of the Trust in his or her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.


21.  Counterparts.  This Agreement may be executed in one or more counterparts,
     ------------
each of which shall be deemed to be an original.


22.  Applicable law.  This Agreement shall be governed by the laws of
     --------------
Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.


23.  Severability.  If any provision of this Agreement shall be held or made
     ------------
invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.


24.  Captions.  The captions of this Agreement are included for convenience only
     --------
and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                             The Fulcrum Trust


                                             By:  /s/ Stephen W. Bright
__________________________                        ---------------------
Witness


                                             Allmerica Financial Investment
                                             Management Services, Inc.


                                             By:  /s/ John P. Kavanaugh
__________________________                        ---------------------
Witness

                                             Bee & Associates Incorporated


                                             By:  /s/ Edward N. McMillan
__________________________                        ----------------------
Witness                                      Title: President

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